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                                                                    EXHIBIT 23


EXHIBIT 23  CONSENT OF CROWE, CHIZEK & COMPANY LLP



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




We consent to the incorporation in to this registration statement of Western Reserve Bancorp, Inc. on Form SB-2, and all amendments thereto, of our report dated December 3, 1997 on the financial statements of Western Reserve Bancorp, Inc. as of November 30, 1997 and for the period from February 25, 1997 (date of inception) to November 30, 1997. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.






                               /s/ Crowe, Chizek & Company LLP

                               Crowe, Chizek & Company LLP

Cleveland, Ohio

February 9, 1998